SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is dated as of May 20, 2011, and is entered into between TOPPING LIFT CAPITAL LLC, a Georgia limited liability company (together with its successors and assigns, “Lender”), and VYSTAR CORPORATION, a Georgia corporation (“Borrower”).

RECITALS:

WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement dated as of March 11, 2011, as amended by that certain Forbearance Agreement and First Amendment dated as of April 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement);

WHEREAS, Events of Default exist under (a) Section 8.2(a) of the Loan Agreement as a result of Borrower’s failure to comply with Sections 6.2(a) and (b) of the Loan Agreement for the calendar month ending March 31, 2011, (b) Section 8.2(a) of the Loan Agreement as a result of Borrower’s failure to comply with Section 7.13(b) of the Loan Agreement for the calendar month ending March 31, 2011, and (c) Section 8.2(a) of the Loan Agreement as a result of Borrower’s failure to comply with Section 7.13(d) of the Loan Agreement for the calendar months ending March 31, 2011 and April 30, 2011 (such Events of Default, the “Specified Events of Default”), and Borrower has requested that Lender waive the Specified Events of Default;

WHEREAS, Lender has agreed to waive the Specified Events of Default on the terms and conditions provided herein; and

WHEREAS, Borrower has further requested that certain terms and conditions of the Loan Agreement be amended, and Lender has agreed to the requested amendments on the terms and conditions provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         WAIVER.  Lender hereby waives the Specified Events of Default.

SECTION 2.         AMENDMENTS TO LOAN AGREEMENT.

2.1           Section 6.15 of the Loan Agreement, Additional Capital, is hereby modified and amended by amending and restating such Section in its entirety as follows:

“6.15           Additional Capital.  After the Closing Date, Borrower shall (a) receive Net Cash Proceeds of the incurrence of Permitted Debt or the issuance of common stock in the aggregate amount of at least $800,000 no later than May 31, 2011, and (b) deliver evidence reasonably satisfactory to Lender of such receipt on the date thereof.”

2.2           Section 7.13 of the Loan Agreement, Financial Covenants, is hereby modified and amended by amending and restating clause (d) of such Section in its entirety as follows:

“(d) Minimum Tangible Net Worth.  Permit Tangible Net Worth to be less than the amount herein below specified as of the last day of each month so specified:

Calendar Month Ended	Amount

May 31, 2011	($1,220,000)
June 30, 2011	($1,310,000)
July 31, 2011	($1,350,000)
August 31, 2011	($1,265,000)
September 30, 2011	($1,195,000)
October 31, 2011	($1,090,000)
November 30, 2011	($960,000)
December 31, 2011	($840,000)
January 31, 2012	($725,000)
February 28, 2012	($530,000)
March 31, 2012	($370,000)
April 30, 2012	($225,000)
May 31, 2012	($5,000)
June 30, 2012	$230,000
July 31, 2012	$605,000
August 31, 2012	$1,015,000”

2.3           Section 7.13 of the Loan Agreement, Financial Covenants, is hereby further modified and amended by amending and restating clause (e) of such Section in its entirety as follows:

“(e) Capital Expenditures.  Allow its Capital Expenditures to exceed the following amounts set forth opposite the respective month ended, as calculated on a cumulative basis from January 1 through and including December 31 of each fiscal year of Borrower:

Calendar Month Ended	Amount

May 31, 2011	$51,100
June 30, 2011	$63,600
July 31, 2011	$76,100
August 31, 2011	$86,100
September 30, 2011	$98,600
October 31, 2011	$108,600
November 30, 2011	$131,100
December 31, 2011	$141,100
January 31, 2012	$10,000
February 29, 2012	$20,000
March 31, 2012	$50,000
April 30, 2012	$60,000
May 31, 2012	$70,000
June 30, 2012	$80,000
July 31, 2012	$91,000
August 31, 2012	$101,000”

2.4           Exhibit A, Definitions, of the Loan Agreement is hereby modified and amended by amending and restating the definition of “Capital Expenditures” in its entirety as follows:

““Capital Expenditures” means, for any period, on a consolidated basis for Borrower, the aggregate of all expenditures made by Borrower during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of Borrower, including (a) investments made by Borrower in Intellectual Property, and (b) Capitalized Lease Obligations of Borrower.”

SECTION 3.       REPRESENTATIONS AND WARRANTIES.  In addition to the continuing representations and warranties heretofore made by Borrower to Lender pursuant to the Loan Documents, Borrower hereby represents and warrants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of this Amendment and shall be incorporated into and made a part of the Loan Documents):

3.1           other than the Specified Events of Default, no Event of Default exists on the date of this Amendment;

3.2           Borrower has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Amendment and to consummate the transactions contemplated hereby;

3.3           this Amendment has been duly executed and delivered by Borrower, and is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Borrower is not in violation in any respect of (a) any term of the articles of incorporation, the bylaws or the other organizational documents of Borrower or (b) any term in any material agreement or other material instrument to which it is a party or by which it or any of its property may be bound;

3.4           the execution, delivery, and performance of this Amendment and the consummation of the transactions contemplated hereby do not and will not (a) violate any applicable law, (b) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of Borrower or under any indenture, agreement, or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound, or (c) result in or require the creation or imposition of any Lien upon or with Borrower.  Borrower is not in default under any agreement by which it is bound in any material respect; and

3.5           Borrower has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect.  None of such Necessary Authorizations is the subject of any pending or, to the best of Borrower’s knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. Borrower is not required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance of this Amendment or the consummation of the transactions contemplated hereby.

SECTION 4.       BINDING EFFECT OF LOAN DOCUMENTS.  Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which Borrower is a party has been duly executed and delivered to Lender by Borrower, and each is in full force and effect as of the date hereof; and (b) the agreements and obligations of Borrower contained in such Loan Documents to which it is a party constitute the legal, valid and binding Obligations of Borrower, and Borrower has no valid defense to the enforcement of such Obligations.  Borrower expressly reaffirms its obligations under the Loan Documents to which it is a party, free and clear of all defenses, offsets, counterclaims and adjustments of any kind or nature.  Borrower agrees that it shall not dispute the validity or enforceability of the Loan Agreement and other Loan Documents or any of its obligations thereunder, or the validity, perfection, priority, enforceability or extent of Lender’s Lien against any item of Collateral.  Borrower has no knowledge of any challenge to Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

SECTION 5.       RELEASE; COVENANT NOT TO SUE.

5.1         This Amendment is intended to be a further accommodation by Lender to Borrower.  In consideration of all such accommodations, and acknowledging that Lender will be specifically relying on the following provisions as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its shareholders and subsidiaries, successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender and its agents, servants, employees, directors, officers, attorneys, accountants, consultants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the “Released Parties”) from any and all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”), whether arising in contract or in tort, and whether at law or in equity, whether known or unknown, matured or contingent, liquidated or unliquidated, in any way arising from, in connection with, or in any way concerning or relating to the Loan Agreement, the other Loan Documents, or any dealings with any of the Released Parties in connection with the transactions contemplated by such documents or this Amendment from the beginning of the world to the time immediately prior to the effectiveness of this Amendment. This release shall be and remain in full force and effect notwithstanding the discovery by Borrower after the date hereof (i) of any new or additional Claim against any Released Party, (ii) of any new or additional facts in any way relating to the subject matter of this release, (iii) that any fact relied upon by it was incorrect or (iv) that any representation made by any Released Party was untrue or that any Released Party concealed any fact, circumstance or claim relevant to Borrower’s execution of this release; provided, however, this release shall not extend to any Claims arising after the execution of this Amendment in connection with the Loan Agreement and the other Loan Documents. Borrower acknowledges and agrees that this release is intended to, and does, fully, finally and forever release all matters described in this Section 5.1, notwithstanding the existence or discovery of any such new or additional claims or facts, incorrect facts, misunderstanding of law, misrepresentation or concealment.

5.2           Borrower hereby expressly waives and relinquishes any and all rights under applicable law, including any federal or state statute, regulation, rule or judicially-created laws or rules, which provide that a general release does not extend to claims which the respective parties do not know or suspect to exist in their favor at the time of executing this Amendment, which if known by any of such parties must have materially affected such parties’ agreement to the releases herein provided.

5.3           Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provision of such release.

5.4           Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

5.5           Borrower, on behalf of itself and its shareholders, subsidiaries, successors and assigns and its legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 5.1.  If Borrower violates the foregoing covenant, Borrower agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.

5.6           Borrower agrees that the waiver and release set forth in this Section 5 is an essential and material term of this Amendment and that the agreements in this Section 5 are intended to be in full satisfaction of any alleged injuries or damages to or of Borrower in connection with the Claims.  Borrower represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Claim to any other person or entity and that the foregoing constitutes a full and complete release of the Claim.

SECTION 6.        MISCELLANEOUS.

6.1           Condition Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon receipt by Lender of counterparts of this Amendment, duly executed and delivered by Borrower and Lender.

6.2           Expenses.  Borrower shall reimburse Lender, upon demand, for all fees, costs and expenses (including attorneys’ fees and expenses) incurred by Lender, or otherwise due and payable, in connection with this Amendment and the transactions contemplated hereby, including such fees, costs and expenses incurred in connection with the negotiation, drafting, implementation, administration and enforcement of this Amendment and the other Loan Documents, and the costs and expenses paid or incurred by Lender (including airfare, hotel, and other travel expenses) to obtain any information in connection with, or examine, any of the Collateral or Borrower’s assets, affairs, financial condition and operations.

6.3           Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Amendment”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by Section 2.  To the extent of any conflict between the terms of this Amendment and the Loan Agreement or any of the other Loan Documents, the terms of this Amendment shall control.

6.4           Amendments.  No amendment or modification of any provision of this Amendment shall be effective without the written agreement of Lender, and no termination or waiver of any provision of this Amendment, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

6.5           No Other Amendments or Waivers.  Except in connection with the amendments and the waivers expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.  Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with Lender at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein.  Borrower acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents.

6.6           Sole Benefit of Parties.  This Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Amendment; provided, however, that each Released Party is an express third party beneficiary hereof.

6.7           Time of the Essence.  Time is of the essence with respect to this Amendment.

6.8           Section Titles. The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

6.9           No Waiver; Remedies.  No course of dealing between Borrower and Lender and no delay or omission by Lender in exercising any right or remedy under this Amendment or the other Loan Documents or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  All rights and remedies of Lender are cumulative.

6.10           Successors and Assigns.  Lender and Borrower, as used herein, shall include the successors or assigns of those parties, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

6.11           Further Assurances.  From time to time, Borrower shall take such action and execute and deliver to Lender such additional documents, instruments, certificates and agreements as Lender may request to effectuate the purposes of this Amendment and the other Loan Documents.

6.12           Severability.  The provisions of this Amendment are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.  If any provision of this Amendment is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such provision or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

6.13           Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

6.14           Reviewed by Attorneys.  Borrower represents and warrants that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery hereof, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss the same with, such attorneys and other persons as Borrower may wish, (c) has exercised independent judgment with respect to this Amendment and the other Loan Documents, (d) has not relied on Lender or on Lender’s counsel for any advice with respect to this Amendment or the other Loan Documents and (e) has entered into this Amendment of its own free will and accord and without threat, duress or other coercion of any kind by any person.  Borrower acknowledges and agrees that this Amendment shall not be construed more favorably in favor of Borrower, on the one hand, or Lender, on the other hand, based upon which party drafted the same, it being acknowledged that Lender and Borrower contributed substantially to the negotiation and preparation of this Amendment.

6.15           APPLICABLE LAW.  THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

6.16           WAIVER OF BOND.  BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER OR TO ENFORCE BY SPECIFIC PERFORMANCE, ANY TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, OR THIS AMENDMENT.

6.17           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

6.18           Loan Document; Jury Trial Waiver; Judicial Reference Provision.  This Amendment shall be deemed a Loan Document for all purposes. The terms and provisions of Sections 11.1 (Governing Law; Consent to Forum) and 11.2 (Waiver of Certain Rights) of the Loan Agreement are incorporated by reference herein as if fully set forth herein.

6.19           Construction.  Any pronoun used shall be deemed to cover all genders.  References in this Amendment to “Sections” shall be to Sections of or to this Amendment unless otherwise specifically provided. All references in this Amendment to (a) statutes shall include all amendments of same and implementing regulations and any successor statutes and regulations, (b) any instrument or agreement (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof, (c) any Person shall mean and include the successors and permitted assigns of such Person, (d) “including” shall be understood to mean “including, without limitation” or (e) the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Amendment.  Unless the context of this Amendment or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment or any other Loan Document refer to this Amendment as a whole and not to any particular provision of this Amendment.  Whenever in any provision of this Amendment Lender is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion”, such provision shall be understood to mean that Lender may take or refrain to take such action in its sole and absolute discretion.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above, by their respective duly authorized officers.

LENDER:

TOPPING LIFT CAPITAL LLC By: ___________________________________________ Thomas L. Minick, Managing Member
BORROWER:

VYSTAR CORPORATION By: ___________________________________________ William R. Doyle, Chairman, President and CEO

Second Amendment to Loan and Security Agreement and Waiver